                                                                    EXHIBIT 99.1
                                                                    ------------



                                                INVESTOR CONTACT:
                                                Claudia Pieropan
                                                Chief Financial Officer
                                                (949) 936-8122
                                                http://www.hineshorticulture.com
                                                --------------------------------



                HINES HORTICULTURE REPORTS 2002 OPERATING RESULTS
                         FROM CONTINUING OPERATIONS AND

                      ANNOUNCES NOTIFICATION OF LATE FILING
                     OF ITS DECEMBER 31, 2002 FORM 10-K AND

               RESTATEMENT OF THE LOSS ON THE SALE OF DISCONTINUED
                      OPERATIONS RECORDED IN PRIOR PERIODS



Irvine, California - April 1, 2003 - Hines Horticulture, Inc. (NASDAQ: HORT) today reported operating results from continuing operations for the fourth quarter and twelve months ended December 31, 2002. The Company also announced today that it has filed a Notification of Late Filing on Form 12b-25 with the Securities and Exchange Commission and that it will be required to restate its consolidated financial statements for prior periods as a result of a change in the loss on the sale of discontinued operations recognized in prior periods. The restatement will not have an effect on income from continuing operations.

FOURTH QUARTER RESULTS FROM CONTINUING OPERATIONS
-------------------------------------------------

For the three months ended December 31, 2002, net sales from the Company's continuing operations were $40.6 million, down 3.3% from $42.0 million a year ago. The net loss from continuing operations for the quarter was $4.7 million, or ($0.21) per diluted share, compared with $4.8 million, or ($0.21) per diluted share, for last year's fourth quarter. The decrease in the net loss was primarily due to lower interest costs as a result of lower borrowings and lower interest rates.

TWELVE MONTH RESULTS FROM CONTINUING OPERATIONS
-----------------------------------------------

For the twelve months ended December 31, 2002, net sales from the Company's continuing operations were $336.5 million, up 2.9% from $327.0 million a year ago. The increase was due primarily to increased sales volume resulting from strong sales generated by the Company's West Coast operations, successful in-store service programs in the Northeast markets and strong sales of perennials. This increase was somewhat offset by sluggish sales in Arizona, Texas and the Southeast, which resulted primarily from overcapacity of green goods in the market. In addition, given Kmart's uncertain financial situation, the Company reduced its sales to the retailer for the year ended December 31, 2002 by approximately $9.0 million from the previous year. The Company's Management also indicated that it believes that the trend of overcapacity in the market is likely to continue until the retail lawn and garden distribution channels can effectively absorb the sales volume formerly serviced by Kmart.

Net income from continuing operations for the year was $8.9 million, or $0.40 per diluted share, compared with $5.7 million, or $0.26 per diluted share, for 2001. The increase was primarily due to lower interest costs due to lower borrowings as a result of using the net proceeds from the sale of the growing media business to reduce debt.

During the year ended December 31, 2002, the Company recorded a one-time, non-cash charge of $55.1 million, which represents the goodwill impairment charge, net of tax, resulting from the Company's adoption of Statement of Financial Accounting Standard ("SFAS") No. 142, "Goodwill and Other Intangible Assets" ("SFAS No. 142"). As required by SFAS No. 142, the impairment charge was recorded as of January 1, 2002, and accordingly this charge will be recorded in the first quarter of 2002 as a cumulative effect of change in accounting principle.

Net cash provided by operating activities was $29.7 million for the year ended December 31, 2002 compared to $26.6 million for the comparable period in 2001 mainly due to increased cash generated from working capital changes and lower interest costs. The improvement in working capital was mainly due to an improvement in days sales outstanding and lower inventory volume growth.

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

NOTIFICATION OF LATE FILING
---------------------------

The Company also announced that the audit for the year ended December 31, 2002 is not complete as the Company is in discussions with its independent accountants regarding the final determination of the accounting treatment for the loss on the sale of discontinued operations, which the Company incurred in connection with its March 27, 2002 sale of its growing media business. As a result, the Company is unable to complete its financial statements, receive the report of its independent accountants thereon, and file its Annual Report on Form 10-K within the prescribed period. Accordingly, the Company filed today with the Securities and Exchange Commission a Notification of Late Filing on Form 12b-25 with respect to its Annual Report on Form 10-K for the year ended December 31, 2002 seeking an additional fifteen calendar days to make a timely filing of such Annual Report. Also, as a result, the Company is unable, at this time, to announce more information about its statements of operations or statement of cash flows or provide a balance sheet.

In connection with the review by the Company's accountants of the accounting treatment for the loss which the Company incurred in connection with the sale of its discontinued operations, the Company also announced today that it intends to restate its consolidated financial statements for the first quarter of fiscal 2002 and for the six and nine months ended June 30, 2002 and September 30, 2002, respectively. Although not yet finally determined, pending the outcome of the issue, it is also possible that the loss from discontinued operations for the year ended December 31, 2001 may also have to be restated. However, the restatements will not result in a change to the Company's income from continuing operations as previously reported for such prior periods.

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

ABOUT HINES
-----------

Hines Horticulture is a leading operator of commercial nurseries in North America, producing one of the broadest assortments of container-grown plants in the industry. The Company sells nursery products primarily to the retail segment, which includes premium independent garden centers, as well as leading home centers and mass merchandisers, such as Home Depot, Lowe's, Target and Wal-Mart.

Certain statements and information contained in this press release may constitute forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Certain forward-looking statements contained in this press release, include, but are not limited to, information regarding the future economic performance and financial condition of the Company, the Company's ability to reduce its dependence on debt financing and reduce its leverage, the Company's ability to meet its short and long-term liquidity needs, the plans and objectives of the Company's Management and the Company's assumptions regarding such performance, financial condition, plans and objectives. Actual results may differ materially from the forward-looking information in this release. Many important factors may cause the Company's actual results to differ materially from those discussed in any such forward-looking statements, including risks related to competition, government regulation, the Company's concentration of customers and its dependence on sales to Home Depot, restrictions in the Company's credit facilities and note indenture, agricultural production, including inclement weather, disease and restrictions on land and water, and others. Additional detailed information concerning a number of the important factors that could cause actual results to differ materially from the forward-looking information contained in this release are publicly available in the Company's filings with the Securities and Exchange Commission.

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

The Company's annual report and SEC filings, as well as news releases and other supplementary financial data are available by accessing the Company's website at www.hineshorticulture.com.

                               - Tables Follow -


                                                HINES HORTICULTURE, INC.
            Condensed Results of Continuing Operations for the Three Months Ended December 31, 2002 and 2001
                                      (Dollars in thousands except per share data)
                                                       (Unaudited)
                                       Note: See Accompanying Footnotes on Page 9


                                                                     Footnotes                   Three Months Ended
                                                                     ---------      ---------------------------------------------
                                                                                           31-Dec                  31-Dec
                                                                     (1) & (2)              2002                    2001
                                                                                    ---------------------   ---------------------
Sales, net                                                                          $             40,628    $             42,012
Cost of goods sold                                                                                22,757                  22,096
                                                                                    ---------------------   ---------------------

Gross profit                                                                                      17,871                  19,916
% OF SALES                                                                                         44.0%                   47.4%

Selling and distribution expenses                                                                 13,161                  14,933
General and administrative expenses                                                                6,552                   5,636
Other operating income                                                                              (671)                 (1,215)
Amortization of goodwill                                                                               -                     934
                                                                                    ---------------------   ---------------------
Total operating expenses                                                                          19,042                  20,288
                                                                                    ---------------------   ---------------------

Operating loss                                                                                    (1,171)                   (372)
% OF SALES                                                                                         -2.9%                   -0.9%

   Interest expense                                                                                5,973                   6,411
   Interest rate swap agreement income                                                              (233)                   (684)
   Amortization of deferred financing expenses                                                     1,051                   1,326
                                                                                    ---------------------   ---------------------
                                                                                                   6,791                   7,053
                                                                                    ---------------------   ---------------------

Loss before income tax benefit                                                                    (7,962)                 (7,425)
Income tax benefit                                                                                (3,271)                 (2,638)
                                                                                    ---------------------   ---------------------

Loss from continuing operations                                                     $             (4,691)   $             (4,787)
                                                                                    =====================   =====================


Basic and diluted earnings per share:                                (3) & (4)
   Loss per common share from continuing operations                                 $              (0.21)   $              (0.21)
                                                                                    =====================   =====================

Weighted average shares outstanding-Basic                                                     22,072,549              22,072,549
                                                                                    =====================   =====================
Weighted average shares outstanding-Diluted                                                   22,072,549              22,087,487
                                                                                    =====================   =====================


                                                HINES HORTICULTURE, INC.
             Condensed Results of Continuing Operations for the Twelve Months Ended December, 2002 and 2001
                                      (Dollars in thousands except per share data)
                                                       (Unaudited)
                                       Note: See Accompanying Footnotes on Page 9

                                                                   Footnotes                    Twelve Months Ended
                                                                   ---------        --------------------------------------------
                                                                                           31-Dec                 31-Dec
                                                                   (1) & (2)                2002                   2001
                                                                                    ---------------------  ---------------------
Sales, net                                                                          $            336,546   $            326,973
Cost of goods sold                                                                               166,994                156,490
                                                                                    ---------------------  ---------------------

Gross profit                                                                                     169,552                170,483
% OF SALES                                                                                         50.4%                  52.1%

Selling and distribution expenses                                                                 99,154                 94,082
General and administrative expenses                                                               25,976                 25,422
Other operating income                                                                            (2,792)                (1,215)
Amortization of goodwill                                                                               -                  3,686
                                                                                    ---------------------  ---------------------
Total operating expenses                                                                         122,338                121,975
                                                                                    ---------------------  ---------------------

Operating income                                                                                  47,214                 48,508
% OF SALES                                                                                         14.0%                  14.8%

   Interest expense                                                                               25,205                 29,332
   Interest rate swap agreement expense                                                            2,573                  4,114
   Amortization of deferred financing expenses                                                     4,383                  4,742
                                                                                    ---------------------  ---------------------
                                                                                                  32,161                 38,188
                                                                                    ---------------------  ---------------------

Income before provision for income taxes                                                          15,053                 10,320
Income tax provision                                                                               6,169                  4,627
                                                                                    ---------------------  ---------------------

Income from continuing operations                                                   $              8,884   $              5,693
                                                                                    =====================  =====================


Basic and diluted earnings per share:                              (3) & (4)
   Income per common share from continuing operations                               $               0.40   $               0.26
                                                                                    =====================  =====================

Weighted average shares outstanding-Basic                                                     22,072,549             22,072,549
                                                                                    =====================  =====================
Weighted average shares outstanding-Diluted                                                   22,072,549             22,091,208
                                                                                    =====================  =====================


                                                HINES HORTICULTURE, INC.
                                        CONDENSED CONSOLIDATED STATEMENTS OF CASH
                                  FLOWS Twelve Months Ended December 31, 2002 and 2001
                                                 (Dollars in thousands)
                                                       (Unaudited)


                                                                    Footnotes
                                                                    ---------             Twelve Months Ended December 31,
                                                                    (1) & (2)              2002                     2001
                                                                                   ---------------------    ---------------------
CASH FLOWS FROM OPERATING ACTIVITIES:                                              $             29,712     $             26,551
                                                                                   ---------------------    ---------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
       Purchase of fixed assets                                                                  (7,209)                 (18,178)
       Proceeds from sale of fixed assets                                                         3,584                        -
       Proceeds from sale of discontinued operations                                            118,948                        -
       Acquisitions, adjusted                                                                    (1,265)                  (9,211)
       Net cash used in discontinued operations                                                  (4,320)                  (1,497)
                                                                                   ---------------------    ---------------------

         Net cash provided by (used in) investing activities                                    109,738                  (28,886)
                                                                                   ---------------------    ---------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
       Net (repayments) borrowings on revolving line of credit                                  (27,250)                  20,500
       Repayments of long-term debt                                                            (108,000)                 (18,195)
       Deferred financing costs incurred                                                         (4,200)                       -
       Repayments of notes receivables from stock sales                                               -                       30
                                                                                   ---------------------    ---------------------

         Net cash (used in) provided by financing activities                                   (139,450)                   2,335
                                                                                   ---------------------    ---------------------


NET INCREASE IN CASH                                                                                  -                        -

CASH, beginning of period                                                                             -                        -
                                                                                   ---------------------    ---------------------

CASH, end of period                                                                $                  -     $                  -
                                                                                   =====================    =====================

                            HINES HORTICULTURE, INC.
                  (FOOTNOTES TO PRECEDING FINANCIAL STATEMENTS)


GENERAL:
--------


(1) As a result of the Company not being able to complete the audit for the year ended December 31, 2002 due to the discussions with its independent accountants on the final determination of the accounting treatment for the loss on the sale of discontinued operations, the Company, at this time, is unable to present the complete consolidated financial statements for the fourth-quarter of 2002 and 2001 and the years ended December 31, 2002 and 2001. Accordingly, the Company is only presenting condensed consolidated results of continuing operations for the fourth-quarter of 2002 and 2001 and the years ended December 31, 2002 and 2001 and condensed consolidated statements of cash flow for the years ended December 31, 2002 and 2001. The complete consolidated financial statements will be presented when the Company files its Annual Report on Form 10-K.

(2) On March 27, 2002, the Company sold the assets of Sun Gro Horticulture, Inc. and the stock of Sun Gro Horticulture Canada Ltd. (collectively known as "Sun Gro"), its growing media business, to the Sun Gro Horticulture Income Fund, a newly established Canadian income fund. Accordingly, the Company's consolidated financial statements have been restated to reflect the financial position, results of operations and cash flows of the Sun Gro business as discontinued operations.


INCOME STATEMENT:
-----------------

(3) Basic earnings per common share are calculated by dividing income applicable to common shareholders by the average common shares outstanding during the period.

(4) Diluted earnings per common share are calculated by dividing income applicable to common shareholders by the average common shares and dilutive common share equivalents outstanding during the period.












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